SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No. _____)


Check the appropriate box:

|_|      Preliminary Information Statement
|_| Confidential, For Use of the Commission Only (as Permitted by Rule 14c-5(d)(2))
|X|      Definitive Information Statement


                       INFORETECH WIRELESS TECHNOLOGY INC.
                  (Name of Company as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

|X|      No fee required.
|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.
(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction apply:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)      Proposed maximum aggregate value of transaction: $

(5)      Total fee paid: $

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

                       INFORETECH WIRELESS TECHNOLOGY INC.

        Suite 214, 5500 - 152nd Street, Surrey, British Columbia V3S-8E7

                              INFORMATION STATEMENT

                                September 8, 2003

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTION, DEFINED BELOW, HAS ALREADY BEEN APPROVED BY WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

General

         This Information Statement is first being furnished on or about September 12, 2003 to the Stockholders of record as of the close of business on July 15, 2003 (the "Record Date") of the common stock, $.001 par value per share (the "Common Stock"), of Inforetech Wireless Technology Inc. ("IWT" or the "Company") in connection with the amendment and restatement of the Company's Articles of Incorporation to effectuate the following actions (the "Actions"):
1. Change the name of the Company from "Inforetech Wireless Technology Inc." to "GPS Industries, Inc." 2. Increase the number of authorized shares from 100,000,000 to 275,000,000. 3. Authorize 25,000,000 shares of preferred stock
(the "Preferred Stock). 4. Simplify the capital structure by eliminating the dual classes of common stock.

         The Board of Directors has approved, and a majority of the Stockholders (the "Consenting Stockholders") representing not less than 46,058,627 shares or 51% of the 90,311,034 shares outstanding of the Class A Common Stock of the Record Date have consented in writing to the Actions. Such approval and consent constitute the approval and consent of a majority of the total number of shares outstanding of the Common Stock and are sufficient under the Nevada General Corporate Law and IWT's By-laws to approve the Actions. Accordingly, the Actions will not be submitted to the other Stockholders of IWT for a vote and this Information Statement is being furnished to those Stockholders to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.

         IWT will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. IWT will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of IWT's Common Stock.

         The Certificate of Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of Nevada, which will occur on or about September 30, 2003. Under federal securities, laws, IWT cannot file the Certificate of Amendment until at least 20 days after the mailing of this Information Statement.

         The principal executive office of IWT is located at Suite 214, 5500 - 152nd Street, Surrey, British Columbia V3S-8E7.

                         CHANGE THE NAME OF THE COMPANY

         The Board of Directors has unanimously adopted and the Consenting Stockholders have approved an amendment to the Articles of Incorporation, as amended, of IWT (the "Name Amendment") to change the name of the Company from "Inforetech Wireless Technology Inc. " to "GPS Industries, Inc." The text of the Name Amendment is attached as Appendix A and is incorporated herein by reference.

         In the judgment of the Board of Directors, the change of IWT's corporate name is necessary to more accurately describe the nature of its current and projected operations. In this regard, the Company is focusing and expects to continue focus on applications relating to global positioning satellite technology.

         The Name Amendment will become effective upon the filing of a Certificate of Amendment relating thereto with the Secretary of State of the State of Nevada, which is expected to occur on or about September 30, 2003. Under federal securities laws, IWT cannot file the Certificate of Amendment until at least 20 days after the mailing of this Information Statement.

                    INCREASE THE NUMBER OF AUTHORIZED SHARES

         The Board of Directors has unanimously adopted and the Consenting Shareholders have approved an amendment to the Articles of Incorporation, as amended, to increase the authorized capital from 100,000,000 to 275,000,000 (the "Additional Shares") of which 25,000,000 shares will be designated as Preferred Stock and 250,000,000 shares will be Common Stock.

         The Company's current Articles of Incorporation authorized the issuance of up to 100,000,000 shares of Class A Common Stock. As of the date of this Information Statement, the Company has 90,311,034 shares of Class A Common Stock outstanding.

         The Board of Directors believes that the authorization of Additional Shares is advisable and in the best interests of the Company and its shareholders for several reasons. The Additional Shares would permit the Board of Directors to issue stock without the expense and delay associated with a special meeting of the shareholders. This, thereby, provides the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, and capital-raising transactions and for other corporate purposes. The Additional Shares would enable the Company to respond promptly to and take advantage of market conditions, other favorable opportunities and general corporate purposes. Such corporate purposes could include, without limitation:
(a) the payment of stock dividends or issuances pursuant to stock splits, (b) the issuance of Common Stock upon the exercise of options granted under a stock option plan or in connection with other employee benefit plans, (c) the issuance of Common Stock upon the conversion of any Preferred Stock, the exercise of warrants or the conversion of other securities convertible into Common Stock which may be outstanding from time to time, and (d) issuance in connection with an offering to raise capital.

         The Company has contracts which require it to issue up to 75,000,000 shares. Other than the foregoing agreements, the Company currently has no binding arrangements, understandings, agreements or commitments with respect to the issuance of the Additional Shares.

                           AUTHORIZE PREFERRED SHARES

         The Preferred Stock to be authorized is commonly referred to as "blank check" Preferred Stock ("Blank Check Preferred") because the Blank Check Preferred would have such voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, as the Board of Directors may designate for each class or series issued from time to time. As such, the Blank Check Preferred would be available for issuance without further action by the Company's shareholders, except as may be required by applicable law or pursuant to the requirements of the exchange of quotation system upon which the Company's securities are then trading or quoted.

         The Board of Directors believes that the creation of Blank Check Preferred is advisable and in the best interests of the Company and its shareholders for several reasons. The authorization of the Blank Check Preferred would permit the Board of Directors to issue such stock without shareholder approval and, thereby, provide the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The Blank Check Preferred would enable the Company to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders' meeting to approve a contemplated stock issuance.

         The authorization of the Blank Check Preferred would also afford the Company greater flexibility in responding to unsolicited acquisition proposals and hostile takeover bids. The issuance of Blank Check Preferred could have the effect of making it more difficult or time consuming for a third party to acquire a majority of the outstanding voting stock of the Company or otherwise effect a change of control. Shares of Blank Check Preferred may also be sold to third parties that indicate that they would support the Board in opposing a hostile takeover bid. The availability of Blank Check Preferred could have the effect of delaying a change of control and of increasing the consideration ultimately paid to the Company and its shareholders. The proposed Blank Check Preferred amendment to the existing Articles of Incorporation is not intended to be an anti-takeover measure, and the Company is not aware of any present third party plans to gain control of the Company.

         The actual effect of the issuance of any shares of Blank Check Preferred upon the rights of holders of the Common Stock cannot be stated until the Board determines the specific rights of the holders of such Blank Check Preferred. However, the effects might include, among other things, restricting dividends on the Common Stock, diluting the voting power of the Common Stock, reducing the market price of the Common Stock, or impairing the liquidation rights of the Common Stock, without further action by the shareholders. Holders of the Common Stock will not have preemptive rights with respect to the Blank Check Preferred.

         Although the Company may consider issuing Blank Check Preferred in the future for purposes of raising additional capital or in connection with acquisition transactions, the Company currently has no binding agreements or commitments with respect to the issuance of the Blank Check Preferred.

                    SIMPLIFY THE COMPANY'S CAPITAL STRUCTURE

         The Company currently has two classes of common stock. Class A Common Stock which is quoted on the Over-The-Counter Bulletin Board and Class B Special Voting Non-Equity Stock ("Class B Common Stock") which was held by a small number of controlling shareholders. The Class B Common Stock have all been redeemed and are no longer outstanding and as such there is no longer a need for both classes of common stock at this time.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Persons Entitled to Notice

         The Record Date for the determination of the Stockholders entitled to notice of and to consent to the Actions has been fixed as of the close of business on July 15, 2003. As of July 15, 2003, there were outstanding 90,311,034 shares of Class A Common Stock outstanding. The Consenting Stockholders holding a majority of the outstanding Common Stock have duly approved the Actions. Approval or consent of the remaining Stockholders is not required and is not being solicited hereby or by any other means.

         The Nevada General Corporate Law does not provide for dissenters' rights in connection with the adoption of the Actions.

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information after giving effect to the issuance of the securities at the Closing, the percentage ownership is based on 90,311,034 shares outstanding with respect to the beneficial ownership of the outstanding shares of common stock by the Registrant's directors, executive officers and each person known to the Registrant who owns in excess of 5% of the outstanding shares of common stock and the directors and executive officers of the Registrant as a group. Each person listed below has personal and sole beneficial ownership of the shares of common stock listed with their name:


                                                  Total Number
                 Name/Title                         of Shares           Percentage Ownership(1)
Robert Silzer, Sr., CEO and Director                6,371,306                     8.2%
Greg Norman                                              -                          -
Rick Harrow, Director                                 750,000                     0.8%
Douglas J. Wood, Director                          10,671,428(2)                  2.0%
All Directors and Executive Officers                9,007,020                     9.9%
(4 persons)
Augustine Capital Management                        6,963,000                     8.1%


(1) Percentages based on 90,311,034 shares of Class A stock outstanding as of August 1, 2003.

(2) Includes 1,785,714 shares issuable upon exercise certain warrants and 8,785,714 shares issuable upon conversion of a $615,00 Note which is convertible at any time at $0.7 each of which are held indirectly through WHAG Investments, LLC.


                                    BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ Robert C. Silzer, Sr.
                                    ---------------------------------
                                    Name:   Robert C. Silzer, Sr.
                                    Title:  Chief Executive Officer

                                                                      APPENDIX A
                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                       INFORETECH WIRELESS TECHNOLOGY INC.
                              .a Nevada Corporation

         The undersigned certifies that:

         1. He is the Chief Executive Officer of Inforetech Wireless Technology Inc.

         2. The entire Articles of Incorporation are hereby amended and restated as follows: First Article of the Articles of Incorporation of this corporation is amended to read in full as follows:

     FIRST: The name of the corporation (hereinafter called the corporation) shall be:

                              GPS INDUSTRIES, INC.

     SECOND: The name of the corporation's resident agent in the State of Nevada is CSC Services of Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Suite E, Carson City, Nevada 89706. The mailing address and the street address of the said resident agent are identical.

     THIRD: The objects for which this corporation is formed are to engage in any lawful activity.

     FOURTH. The total number of shares of stock which the corporation is authorized to issue is 275,000,000 shares of which 250,000,000 shall be designated common stock with a par value of $.001 per share and 25,000,000 shall be preferred stock with a par value of $.001 per share.

     The preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed on any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

     FIFTH: The governing board of the corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director." The number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than one (1). In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

     SIXTH: The corporation shall have perpetual existence.

     SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

     EIGHTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     TENTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     4. The foregoing amendments of Articles of Incorporation has been duly approved by the Board of Directors and a majority of the Stockholders of this corporation and pursuant to Nevada Revised Corporate Statues.

     I further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct to my own knowledge.


         DATE:  September ___, 2003



                                            ----------------------------------
                                                Name:   Robert C. Silzer, Sr.
                                                Title:  Chief Executive Officer